UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 30, 2009 (June 30, 2009)
Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48168
(Address of principal executive offices) (Zip Code)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 30, 2009, Hayes Lemmerz International, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed a Monthly Operating Report for the month ended May 31, 2009 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the District of Delaware with respect to the Debtors’ cases jointly administered under Case No. 09-11655 (MFW) (the “Bankruptcy Cases”).  A copy of the Monthly Operating Report is attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

The Monthly Operating Report is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the United States Securities and Exchange Commission (the “SEC”) shall not incorporate the Monthly Operating Report or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Cautionary Statements regarding Financial and Operating Data

The Monthly Operating Report was prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Bankruptcy Cases and is in a format acceptable to the Office of the United States Trustee for the District of Delaware and to the lenders under the Company’s amended senior credit facility.  Investors and potential investors are cautioned not to place undue reliance upon the information contained in the Monthly Operating Report, because it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of the Debtors or any of their affiliates.  The Monthly Operating Report was not prepared in accordance with U.S. generally accepted accounting principles, was not audited or reviewed by independent accountants, will not be subject to audit or review by the Company’s external auditors at any time in the future, is in a format consistent with applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  In addition, the Monthly Operating Report does not include the results of any operations conducted by the Company’s subsidiaries that are not Debtors.  A significant portion of the Company’s operations are conducted by subsidiaries that are not Debtors, and the Monthly Operating Report does not include any information related to the financial condition or results of operations of subsidiaries that are not Debtors.  Accordingly, the financial condition and results of operations of the Company determined on a consolidated basis will differ materially from the financial condition and results of operations of the Debtors as set forth in the Monthly Operating Report.  There can be no assurances that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is accurate or complete.  The Monthly Operating Report contains a further description of limitations on the information contained therein.  The Monthly Operating Report also contains information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits being furnished as part of this report, may contain forward looking statements with respect to the Company’s financial condition, results of operations, and business. All statements other than statements of historical fact made in this Current Report on Form 8-K are forward-looking. Such forward-looking statements include, among others, those statements including the words “expect,” “anticipate,” “intend,” “believe,” and similar language. Forward-looking statements are based on current expectations, estimates, and projections concerning future developments and their potential effects upon the Company and its subsidiaries. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, and actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include risks and uncertainties in connection with the Bankruptcy Cases and their possible effects on the Company and its subsidiaries as well as other risks described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and subsequent filings with the SEC. The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and
Secretary

Dated: June 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report of Hayes Lemmerz International, Inc. for the month ended May 31, 2009.